Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Section 906 Certification

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of DigitalGlobe, Inc. (the “Company”) hereby certifies that:

1)	the Annual Report on Form 10-K for the year ended December 31, 2011 which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2)	the information contained in the Annual Report on Form 10-K for the year ended December 31, 2011 fairly presents, in all material respects, the financial condition and results of operations of DigitalGlobe, Inc.

Date: February 29, 2012

/s/ Jeffrey R. Tarr
Jeffrey R. Tarr Chief Executive Officer and President

A signed original of this certification has been provided to DigitalGlobe, Inc. and will be retained by DigitalGlobe, Inc. and furnished to the Securities and Exchange Commission upon request.